UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2016

Document Security Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-32146	16-1229730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard
Suite 300
Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 19, 2016, Document Security Systems, Inc. (the “Company”) reconvened its annual meeting of stockholders at 200 Canal View Boulevard, Suite 300, Rochester, New York 14623. A total of 41,266,448 shares of common stock representing 79.53% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting.

Robert Fagenson, Jeffrey Ronaldi, Robert Bzdick, Ira Greenstein, Warren Hurwitz and Joseph Sanders were each elected as directors of the Company to serve until the next annual meeting of stockholders.

The stockholders ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The stockholders approved the non-binding proposal to approve the compensation disclosed in the Proxy Statement of the Company’s executive officers who are named in the Proxy Statement’s Summary Compensation Table.

The stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a 1-for-4 reverse stock split.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Robert Fagenson	14,001,700	9,122,735	414,992	17,727,021
Jeffrey Ronaldi	15,921,979	4,167,896	3,449,552	17,727,021
Warren Hurwitz	12,819,244	9,952,376	767,807	17,727,021
Robert Bzdick	12,959,999	9,804,795	774,633	17,727,021
Ira Greenstein	13,206,739	9,555,481	777,207	17,727,021
Joseph Sanders	16,885,777	5,854,243	799,407	17,727,021

2. Ratification of appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,554,100	5,758,947	953,401	0

3. Ratification of Executive Compensation set forth in the Company’s Proxy Statement Summary Compensation Table:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,080,594	11,030,913	1,427,920	17,727,021

4. Approval of Amendment to Certificate of Incorporation to effect a 1-for-4 reverse stock split:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,967,616	15,065,331	233,321	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Title:	Chief Executive Officer